EXHIBIT 16.1     AUDITOR'S LETTER

Radin, Glass & Co., LLP
Certified Public Accountants
360 Lexington Avenue
New York, NY 10017
212-557-7505
Fax: 212-557-7591



February 17, 2006

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Ladies  and  Gentlemen:

We have read Item 4.01 of Form 8-K/A of Cytation Corporation, to be filed with the United States Securities and Exchange Commission on February 21, 2006, and are in agreement with the statements contained in the first four paragraphs under "Change in Registrant's Certifying Accountant." We have no basis to agree or disagree with other statements of the Registrant contained in the Form 8-K/A.


By:    /s/Helen R. Liao
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Name:  Helen R. Liao
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Title: Partner
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Radin, Glass & Co., LLP
Certified Public Accountants

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ATTACHMENT:     EXCERPT FROM FORM 8-K/A

ITEM  4.01     CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Effective as of January 20, 2006, Radin, Glass & Co., LLP resigned as the Company's auditors. The Board of Directors did not recommend or approve the resignation of Radin, Glass & Co., LLP.

     The reports of Radin, Glass & Co., LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph relating to the Company's ability to continue as a going concern. During the Audit Period, the interim period through September 30, 2005, and the interim period through the effective date of resignation (the "Interim Periods"), there were no disagreements with Radin, Glass & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Radin, Glass & Co., LLP, would have caused it to make reference thereto in its reports on the Company's consolidated financial statements for such years.

     During the Audit Period and Interim Periods, the Company has had no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

     The Company has provided Radin, Glass & Co., LLP with a copy of the foregoing disclosures and has requested, pursuant to the rules of the United States Securities and Exchange Commission (the "Commission"), that Radin, Glass & Co., LLP provide the Company with a letter addressed to the Commission stating whether Radin, Glass & Co., LLP agrees with the statements set forth herein and, if not, stating the respects in which it does not agree. A copy of the letter from Radin, Glass & Co., LLP is attached as Exhibit 16.1 hereto.

     Subsequently, on February 3, 2006, the Company engaged Wheeler, Herman, Hopkins & Lagor, P.A. as auditors.

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